
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Portfolio Strategy Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                     125,728,841
<SECURITIES>                                         0
<RECEIVABLES>                                  567,677<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             123,022,931<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               123,022,931<F3>
<SALES>                                              0
<TOTAL-REVENUES>                              (42,632)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,687,134
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (5,729,766)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (5,729,766)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (5,729,766)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $439,406 and due from DWR of $128,271.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $(3,273,587).
<F3>Liabilities include redemptions payable of $958,069, accrued management fees of $409,706 and accrued administrative expenses of $111,133.
<F4>Total revenue includes realized trading revenue of $10,362,591, net change in unrealized of $(13,044,665) and interest income of $2,639,442.

